EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

Bakery Chef, L.L.C.
State of Incorporation: Delaware

Bremner, Inc.
State of Incorporation: Nevada

Community Shops, Inc.
State of Incorporation: Illinois

Flavor House Products, Inc.
State of Incorporation: Delaware

Heritage Wafer, LLC
State of Incorporation: Wisconsin

JEN Acquisition Corporation
State of Incorporation: Nevada

Lofthouse Bakery Products, Inc.
State of Incorporation: Nevada

National Oats Company
State of Incorporation: Nevada

Nutcracker Brands, Inc.
State of Incorporation: Georgia

PL Financial Incorporated
State of Incorporation: Nevada

Ralcorp Receivables Corporation
State of Incorporation: Nevada

Ralston Food Sales, Inc.
State of Incorporation: Nevada

RH Financial Corporation
State of Incorporation: Nevada

Ripon Foods, Inc.
State of Incorporation: Wisconsin

Sugar Kake Cookie Inc.
State of Incorporation: Delaware

T & C Financial Incorporated
State of Incorporation: Nevada

The Bun Basket, Inc.
State of Incorporation: Michigan

The Carriage House Companies, Inc.
State of Incorporation: Delaware

The Torbitt & Castleman Company, LLC
State of Incorporation: Delaware

Value Added Bakery Holding Company
State of Incorporation: Delaware